SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2007

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     A typographical error occurred in the printing of the proxy card sent to shareholders of record of the common stock of Progenics Pharmaceuticals, Inc. in connection with the Annual Meeting of Shareholders to be held on June 11, 2007. Specifically, Proposal No. 2 on the printed proxy card incorrectly stated that the proposed amendment to increase the number of shares reserved for issuance under the 1998 Non-Qualified Employee Stock Purchase Plan was to increase the number of reserved shares to 500,000,000 shares. The correct increase, as stated in the printed Proxy Statement and in the Proxy Statement and form of proxy card filed with the Securities and Exchange Commission on Schedule 14A on April 27, 2007 (File No. 000-23143), is to increase the number of reserved shares to 500,000 shares. A corrected proxy card together with an explanation of the error is being sent to shareholders of record entitled to vote at the Annual Meeting.

The information furnished pursuant to Item 7.01 in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 7.01 in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:  /s/ ROBERT A. MCKINNEY
    Robert A. McKinney
    Chief Financial Officer, Senior Vice President,
    Finance & Operations and Treasurer

Date: May 24, 2007